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                                                                Exhibit 10.9


                                  GRAFTECH INC.
                     OUTSIDE DIRECTOR EQUITY INCENTIVE PLAN

1.     Purpose.

           The purpose of the Graftech Inc. Outside Director Equity Incentive Plan (the "Plan") is to assist Graftech Inc. (the "Corporation") and its Subsidiaries (together with the Corporation, the "Company") in attracting and retaining qualified outside directors.

2.     Definitions.

       2.1 "Acceleration Event" means an event with respect to which an Award Agreement provides for the acceleration of the exercisability or lapse of restrictions applicable to any Award.

       2.2 "Award" means an award or grant made to a Participant under the Plan.

       2.3 "Award Agreement" means the agreement provided in connection with an Award under the Plan.

       2.4 "Award Date" means the date that an Award is made, as specified in the relevant Award Agreement.

       2.5 "Board" means the Board of Directors of the Corporation.

       2.6 A "Change in Control" shall be deemed to occur if, after (but only after) UCAR or its successors ceases to own or hold, directly or indirectly, a majority of the then outstanding Common Stock, any of the following circumstances shall occur:

           (i) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

           (ii) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote for the election of directors, on any merger or consolidation of the Corporation or on any other matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

           (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

           (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or


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           (v) consummation of:

               (x) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) outstanding after such Business Combination, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no "person" or "group" within the meaning of
Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

               (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v)
(y) above, the divestiture of less than substantially all of the assets of the Corporation or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control of the Corporation.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur:

           (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company; or

           (II) pursuant to clause (v)(y) above, if the Board determines that any sale, lease,


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exchange or other transfer does not involve all or substantially all of the assets of the Corporation or the Company; or

           (III) pursuant to clause (i) or (ii) above, solely because UCAR remains the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation; or

           (IV) pursuant to clause (i) or (ii) above, if a "person" or "group" acquires 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation from UCAR; provided, however, that a "Change in Control" of the Corporation shall be deemed to occur if thereafter the beneficial ownership of Common Stock or voting securities of the Corporation by such "person" or "group" increases by more than 1% of the then outstanding shares of Common Stock or the then outstanding voting securities of the Corporation (excluding increases due to repurchases of Common Stock or voting securities of the Corporation by the Company, and similar transactions, which have not been directly or indirectly proposed or initiated by such "person" or "group").

For purposes of this Section 2.6, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership").

       2.7  "Code" means the Internal Revenue Code of 1986, as amended.

       2.8  "Common Stock" means the common stock of the Corporation.

       2.9 "Disability" shall mean the inability of a Participant to perform in all material respects the Participant's duties and responsibilities to the Company by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued: (i) for a period of six consecutive months; or (ii) such shorter period as the Corporation may determine. The Participant (or the Participant's representative) shall furnish the Corporation with satisfactory medical evidence documenting the Participant's disability or infirmity.

       2.10 "Dividend Equivalent Unit" shall have the meaning set forth in
Section 11.

       2.11 "Effective Date" shall have the meaning set forth in Section 19.

       2.12 "Employee" means any employee of the Company, including those who are also directors of the Corporation.

       2.13 "Exercise Price" means the purchase price of one share of Common Stock under an Option.

       2.14 "Exchange Act" means the Securities Exchange Act of 1934.

       2.15 "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price (or, if there is no such price, the average of the highest bid and lowest asked prices) of the Common Stock on the last trading day immediately preceding such date as of which Fair Market Value is to be determined as reported by the principal exchange or market on which the Common Stock is traded. Notwithstanding the foregoing, for those Awards granted effective as of the Effective Date, Fair Market Value means the initial public offering price of the Common Stock on such Effective Date.

       2.16 "Option" means an option to purchase shares of Common Stock.


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       2.16 "Option" means an option to purchase shares of Common Stock.

       2.17 "Outside Director" means a member of the Board who is not an Employee.

       2.18 "Performance Measures" means any performance criteria designated by the Board in its sole discretion.

       2.19 "Performance Unit" shall have the meaning set forth in Section 10.

       2.20 "Permitted Transferee" means any transferee or class of transferees approved by the Board to whom a Participant may transfer an Award.

       2.21 "Restricted Stock" shall have the meaning set forth in Section 8.

       2.22 "Settlement Date" means: (i) with respect to any Option that has been exercised in whole or in part, the date or dates upon which shares of Common Stock are to be delivered to the Participant and the Option Exercise Price therefor paid; (ii) with respect to any SARs that have been exercised, the date or dates upon which cash payment is to be made to the Participant or, in the case of SARs that are to be settled in shares of Common Stock, the date or dates upon which such shares are to be delivered to the Participant; and (iii) with respect to Performance Units, Dividend Equivalent Units and Stock Equivalent Units, the date or dates upon which cash or shares of Common Stock are to be delivered to the Participant, in each case determined in accordance with the terms of the relevant Award Agreement under which any such Award was made.

       2.23 "Stock Appreciation Right" or "SAR" shall have the meaning set forth in Section 7.

       2.24 "Stock Equivalent Unit" shall have the meaning set forth in Section
9.

       2.25 "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Corporation.

       2.26 "UCAR" means UCAR International Inc., a Delaware corporation, and its subsidiaries (other than the Corporation).

3.     Eligibility and Participation.

            All Outside Directors shall be eligible to receive Awards under the Plan. The participants in the Plan ("Participants") shall be those Outside Directors who are selected, from time to time, to participate in the Plan by the Board. Employees are not eligible for Awards under the Plan.

4.     Administration.

            The Plan shall be administered by the Board. The Board shall have full power and authority to: (i) interpret the Plan and Award Agreements; (ii) establish, amend and rescind any rules and regulations relating to the Plan;
(iii) select recipients of Awards and grant Awards to them; (iv) establish the terms and conditions of Awards; (v) determine the terms and


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provisions of any Award Agreement made pursuant to the Plan; (vi) delegate administration of the Plan relating to ministerial, clerical or non-discretionary matters to an administrative committee of Employees or the Chief Executive Officer of the Corporation; and (vii) take any and all other actions desirable or necessary to implement the Plan. All decisions and acts of the Board shall be final and binding upon all persons.

5.     Awards.

       5.1 Types of Awards. Awards may be made in any of the following forms:
(i) Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Stock Equivalent Units; (v) Performance Units; or (vi) Dividend Equivalent Units.

       5.2 Award Agreements. All Awards shall be evidenced by Award Agreements between the Participant and the Corporation. Award Agreements shall set forth the terms and conditions for each Award.

       5.3 Maximum Number of Shares Available. 305,000 shares of Common
Stock are initially reserved for issuance in connection with Awards granted under the Plan, subject to Section 5.4 hereof. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares. At the time shares of Common Stock are issued pursuant to an Award, the number of shares of Common Stock reserved for the issuance under the Plan, shall automatically be increased by the number of shares of Common Stock issued with respect to such Award. If an Award expires unexercised or is forfeited, surrendered, cancelled or settled in cash in lieu of Common Stock, shares of Common Stock previously set aside for such Award shall be available for use in connection with future Awards.

       5.4 Adjustment in the Event of Recapitalization and Other Events. In the event of any stock split or reverse stock split, stock dividend, stock exchange, recapitalization, merger, consolidation, business combination or other major corporate change, or in the event of any special distribution to stockholders, the Board shall make such equitable adjustments in the number and kind of securities and prices per security and related terms applicable to Awards then outstanding, and in the number and kind of securities which are available thereafter for Awards under the Plan, as the Board determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6.     Options.

       6.1 Award. Options may be awarded to any Participant. Except as otherwise provided below, Awards of Options shall be subject to such terms and conditions as are established by the Board.

       6.2 Exercise Price. The Exercise Price of each share of Common Stock subject to an Option shall be determined by the Board and specified in the Award Agreement; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the Award Date. In the case of an Option granted retroactively in tandem with or as a substitution for another Award, the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the Award Date of such other Award.

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       6.3 Vesting, Exercisability and Term of Option. An Option shall vest and become exercisable in the manner and subject to the conditions specified by the Board. The duration of each Option shall be ten years from the Award Date, unless a shorter period is specified by the Board.

       6.4 Payment of Exercise Price. An Option may be exercised with respect to part or all of the shares subject to the Option, with respect to whole shares only, by (but only by) giving written notice of exercise to the Corporation. The Exercise Price for the shares for which an Option is exercised shall be paid concurrently with the notice of exercise in: (i) cash; (ii) whole shares of Common Stock; (iii) combination of cash and whole shares of Common Stock; or
(iv) any other manner that the Board may approve. The value of any share of Common Stock delivered in payment of the Exercise Price shall be its Fair Market Value on the date the Option is exercised. Unless otherwise approved by the Board, an Option shall be deemed exercised on the date on which both notice of exercise and payment of the Exercise Price are received by the Corporation.

7.     Stock Appreciation Rights.

       7.1 Award. An SAR Award is an award where, upon the exercise of the SAR, the Participant to whom such Award is awarded shall receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the Settlement Date over the Award Price of the SAR for the number of SARs exercised ("Stock Appreciation Right" or "SAR"). SARs may be awarded to any Participant either separately from any other Award to such Participant ("Additional Right SAR") or in conjunction with any other Award to such Participant ("Alternative Right SAR"). Except as otherwise provided below, Awards of SARs shall be subject to such other terms and conditions as are established by the Board.

       7.2 Award Price. The Award Price for: (i) Additional Right SAR's shall be the Fair Market Value of a share of Common Stock on the Award Date; and (ii) Alternative Right SAR's shall be the Fair Market Value of a share of Common Stock on the Award Date of the Award in conjunction with which it is granted. In the case of an SAR granted retroactively in tandem with or as a substitution for another Award, the Award Price of an SAR shall not be less than the Fair Market Value of a share of Common Stock on the Award Date of such other Award.

       7.3 Additional Right SAR. The exercise of an Additional Right SAR shall have no effect on the exercisability of any other Award and the exercise of any other Award shall have no effect on the exercisability of an Additional Right SAR.

       7.4 Alternative Right SAR. The exercise of an Award granted in conjunction with an Alternative Right SAR shall terminate the Alternative Right SAR to the extent of the shares of Common Stock with respect to which the Award is exercised. The exercise of an Alternative Right SAR granted in conjunction with any other Award shall terminate the Award to the extent of the shares of Common Stock with respect to which the Alternative Right SAR is exercised.

8.     Restricted Stock.

       8.1 Award. A Restricted Stock Award is an award of Common Stock where such shares are subject to restrictions (including restrictions on transfer, conditions of forfeitability, or

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other limitations) as determined by the Board ("Restricted Stock"). Such restrictions, terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specific business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Stock is held, the extent to which the holder of such Restricted Stock has rights of a stockholder and the circumstances under which such Restricted Stock shall be forfeited.

       8.2 Transferability of Restricted Stock. Unless otherwise provided by the Board, Restricted Stock may not be assigned, transferred, pledged or sold by the Participant until the termination or lapse of the applicable restrictions or conditions.

       8.3 Rights as Shareholder. Subject to the foregoing provisions of this
Section 8, the Participant to whom such Restricted Stock is Awarded shall have all rights of a stockholder with respect to the shares granted under an Award of Restricted Stock, including the right to vote the shares of Common Stock and receive all dividends and other distributions paid or made with respect thereto. Unless otherwise provided by the Board, dividends on Restricted Stock shall be credited to a Participant's account for subsequent distribution. The Board may provide for the reinvestment of dividends paid on Restricted Stock in shares of Common Stock.

9.     Stock Equivalent Units.

           A Stock Equivalent Unit Award is an award where, upon the exercise of the Stock Equivalent Unit, the Participant to whom such Award is awarded shall receive an amount equal to the Fair Market Value of a share of Common Stock ("Stock Equivalent Unit"). An Award of Stock Equivalent Units shall be subject to such terms and conditions as are established by the Board.

10.    Performance Units.

           A Performance Unit Award is an award entitling the Participant to whom such Award is awarded to payment based on the attainment, over a specified period, of individual performance targets or other Performance Measures specified by the Board ("Performance Unit"). At the time Performance Units are granted, the Board shall determine, in its sole discretion, one or more performance periods and the performance targets or other Performance Measures to be achieved. At the end of a performance period, the Board shall determine the extent to which they have been attained or degree of achievement between minimum and maximum levels in order to establish the level of payment to be made. An Award of Performance Units shall be subject to such other terms and conditions as are established by the Board.

11.    Dividend Equivalent Units.

           The Board may provide that an Award shall accrue Dividend Equivalent Units. A Dividend Equivalent Unit Award is an award where, upon the exercise of the Dividend Equivalent Unit, the Participant to whom such Award is awarded shall receive an amount equal to the amount of the cash dividends that are declared and become payable during the period beginning on the day after the Award Date of the Award to which the Dividend Equivalent Units


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relates and ending on the Settlement Date of the Award ("Dividend Equivalent
Unit"). In lieu of an Award of Dividend Equivalents Units, the Board may provide for automatic awards of Stock Equivalent Units on each date that cash dividends are paid on Common Stock equal to (i) the product of the dividend per share times the total number of shares subject to Awards held by the Participant, divided by (ii) the Fair Market Value of the Common Stock on the dividend payment date. An Award of Dividend Equivalent Units shall be subject to such other terms and conditions as are established by the Board.

12.    Exercise of Awards.

            Awards may be exercised, in whole or in part, by (but only by) giving written notice of exercise to the Corporation. During the lifetime of a Participant, Awards to such Participant may be exercised by such Participant or by a Permitted Transferee. In the event of such Participant's or Permitted Transferee's Disability, Awards may be exercised by his or her legal guardian or legal representative. In the event of the death of a Participant or Permitted Transferee, exercise of Awards to such Participant or Permitted Transferee shall be made only by the executor or administrator of the deceased Participant's or Permitted Transferee's estate or the person or persons to whom the deceased Participant's or Permitted Transferee's rights under such Awards shall pass by will or the laws of descent and distribution.

13.    Settlement of Awards Other Than Options.

            At the Board's discretion, Awards other than Awards of Options may be settled in cash, shares of Common Stock valued at their Fair Market Value on the Settlement Date, other Awards or any combination thereof. The Board may: (i) require or permit Participants to defer the issuance or vesting of shares of Common Stock or the settlement of Awards in cash; and (ii) provide that deferred settlements include the payment or crediting of interest on deferred amounts or the payment of Dividend Equivalent Units on deferred settlements denominated in shares of Common Stock.

14.    Acceleration of Awards.

       14.1 Acceleration. Subject to Section 20 hereof, the Board may, in its discretion provide in an Award Agreement for the accelerated vesting and exercisability of Awards upon the occurrence of specified events, including: (i) a Participant's termination of employment on account of death or Disability; or
(ii) a Change of Control. The Board may, in its discretion, accelerate the vesting and exercisability of any or all Awards at any time and for any reason.

       14.2 Conditional Exercise in Contemplation of an Acceleration Event. In contemplation of an Acceleration Event, a Participant may conditionally exercise, not more than 30 days prior to the Acceleration Event, all or any portion of any Awards which are exercisable or which will become exercisable upon the occurrence of the Acceleration Event. Such conditional exercise shall become null and void if the anticipated Acceleration Event does not occur within six (6) months following the date of such conditional exercise. A conditional

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exercise shall become binding upon a Participant (and such Participant shall become obligated to pay the Exercise Price thereunder, if any) upon the occurrence of the Acceleration Event.

15. Transferability of Awards. No Award granted under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code), except that, the Board may provide that the Participant shall be permitted to, during his or her lifetime, transfer all or part of any Award to a Permitted Transferee.

16. Other Terms and Conditions. The Board may provide that Awards granted hereunder are subject to such other terms and conditions not specified herein, including, but not limited to, a right of first refusal or repurchase right on the part of the Corporation or cancellation of any or all outstanding Awards by the Corporation upon payment by the Corporation of the Fair Market Value thereof at the time of cancellation upon the occurrence a Change in Control.

17.    General Provisions.

       17.1 Unfunded Plan. Nothing contained herein shall require the Corporation to segregate any monies to create any trusts or to make any special deposits for any immediate or deferred amounts payable to any Participant under this Plan.

       17.2 No Right to Continued Service. Participation in this Plan shall not confer upon any Participant the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan, Award or Award Agreement.

       17.3 Rights as a Stockholder. Except as otherwise provided by the Board, a Participant shall have no rights as a stockholder of the Corporation with respect to the Common Stock subject to Awards until: (i) exercise of the Award; and (ii) all conditions to exercise of the Award have been duly satisfied.

       17.4 Jurisdiction and Governing Law. Jurisdiction over disputes with regard to the validity, construction and effect of this Plan, and all actions taken or relating to the Plan, shall be exclusively in the courts of the State of Delaware, and this Plan shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

       17.5 Successors and Assigns. The Plan and the relevant Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant, the executor, administrator or trustee of such estate, any receiver or trustee in bankruptcy for the Participant or such estate, and any representative of the creditors of the Participant or such estate.

18.    Amendment, Suspension, or Termination.

            The Board may suspend, terminate or amend the Plan, at any time and from time to time, without notice to or consent of the stockholders of the Corporation or any Participant or Outside Director. The Board may amend any Award previously made and any relevant Award Agreement without notice to or consent of the relevant Participants unless such amendment


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would materially adversely affect such Award or the Participant's rights or benefits in connection therewith. No suspension or termination of the Plan shall affect any Awards previously made or any relevant Award Agreement, unless the written consent of the Participant is obtained. No amendment of the Plan, Award previously made or relevant Award Agreement shall be made which would materially adversely affect such Award or the Participant's rights or benefits in connection therewith, unless the written consent of the Participant is obtained.

19.    Effective Date.

          The Plan shall become effective upon the effective date of the registration statement filed by the Corporation with the Securities and Exchange Commission in connection with the initial public offering of shares of Common Stock of the Corporation (the "Effective Date") and shall continue in effect until terminated by the Board in accordance with Section 18 hereof. Notwithstanding anything contained herein to the contrary, the Plan and all Awards granted hereunder shall become null and void if such Effective Date does not occur before September 30, 2000 or the closing of such offering does not occur within 30 days after such Effective Date.


20.    Limitations on the Grant of Awards.

          Notwithstanding anything contained herein to the contrary, the Board shall not, without the prior express written consent of UCAR, which such consent may be withheld by UCAR in its sole discretion (i) grant any Award, other than a Nonqualified Stock Option Award, or (ii) cause or permit the vesting, exercisability or accelerated vesting of a Nonqualified Stock Option awarded hereunder or any portion thereof, in each case, prior to the third anniversary of the Effective Date, if at the time of such grant, vesting or exercisability UCAR owns or holds, directly or indirectly, a majority of the then outstanding shares of Common Stock.





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